Exhibit 10.60
[***] indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission. Our Telephone: (781) 246-6040 Our Telefax: (781)246-6022 August 18, 2008 Via Email T.J. Smith & Nephew Limited Smith & Nephew, Inc. PO Box 81 P.O. Box 1970 101 Hessle Road 11775 Starkey Road Hull, HU3 2BN P.O. Box 1970 United Kingdom Largo, Florida USA 33779-1970 Attention: Mr. Roger Teasdale Dear Roger: Re: Second Amended and Restated License and Development Agreement between NUCRYST Pharmaceuticals Corp. and NUCRYST Pharmaceuticals Inc. (together “NUCRYST”) and Smith & Nephew, Inc. and T.J. Smith & Nephew Limited (together “S&N”) made as of September 30, 2007 (the “Agreement”) Further to our meeting on April 16, 2008 during which we discussed updating the list of patents attached to the Agreement, I propose replacing Schedule “B” to the Agreement with the enclosed updated Schedule “B”. Kindly indicate your concurrence with my proposal by signing below and returning one copy of the signed letter to me. If you have any questions, please feel free to contact me. Yours truly, NUCRYST PHARMACEUTICALS CORP. & NUCRYST PHARMACEUTICALS INC. Edward Gaj Vice President, Marketing DMD/ls Encls. Proposal Acknowledged and Accepted; Signed: Name: Date: For and on behalf of T.I. Smith & Nephew Limited and Smith and Nephew, Inc. NUCRYST Pharmaceuticals Corp. 50 Audubon Road, Suite B, Wakefield, MA 01880 Telephone: 781 ‘224M444 Fax: 781 •246*6002

[***] Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.
SCHEDULE “B”
NUCRYST PHARMACEUTICALS
PATENTS, PATENT APPLICATIONS AND INVENTION CASES

[***]